Service Request# 20193654394

State of Delaware

SECRETARY OF STATE
DIVISION OF CORPORATIONS
P.O. BOX 898
DOVER, DELAWARE 19903

9692534
DAVISSON & ASSOCIATES, PA
4124 QUEBEC AVENUE NORTH,
SUITE 306
MINNEAPOLIS, MN 55427

05-16-2019

ATTN: PEDER DAVISSON

DESCRIPTION		AMOUNT
7327934 - VERITY MERGER CORP. 0250S Merger		
	Receiving/Indexing	$115.00
	Merger	$75.00
	Surcharge Assessment-Sussex	$6.00
	Page Assessment-Sussex County	$18.00
	Data Entry Fee	$5.00
	Court Municipality Fee, Grgetown	$20.00
	Expedite Fee, 24 Hour	$100.00
7327934 - VERITY MERGER CORP. 8100 Certified Copy - 1 Copies		
	Certification Fee	$50.00
	TOTAL CHARGES	$389.00
	TOTAL PAYMENTS	$389.00
	BALANCE	$0.00

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"VERITY DELAWARE, INC.", A DELAWARE CORPORATION,

WITH AND INTO "VERITY MERGER CORP." UNDER THE NAME OF "VERITY MERGER CORP.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE ON THE EIGHTH DAY OF MAY, A.D. 2019, AT 11:49 O`CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE SUSSEX COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

7327934 8100M
SR# 20193654394

Authentication: 202835832
Date: 05-16-19

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:49 AM 05/08/2019
FILED 11:49 AM 05/08/2019
SR 20193654394 - File Number 7327934

STATE OF DELAWARE
CERTIFICATE OF MERGER OF DOMESTIC CORPORATIONS
(Verity Delaware, Inc.
with and into
Verity Merger Corp.)

Pursuant to Section 251(g) of the General Corporation Law of the State of Delaware (the "DGCL"), Healthcare Solutions Management Group, Inc., a Delaware corporation (the surviving "Parent Corporation"), in connection with the merger of Verity Delaware, Inc. (the "Corporation") with and into Verity Merger Corp., a Delaware corporation ("Merger Sub" or "Surviving Subsidiary Corporation), hereby certifies as follows:

FIRST: The names and states of incorporation of the constituent corporations to the Merger are:

Name	State of Incorporation
Verity Delaware, Inc.	Delaware
Verity Merger Corp.	Delaware

SECOND: An Agreement and Plan of Merger, dated as of March 28, 2019, by and among Healthcare Solutions Management Group, Inc., the Corporation and Merger Sub (the "Merger Agreement"), setting forth the terms and conditions of the Merger, has been approved, adopted, executed and acknowledged by each of the corporations.

THIRD: The name of the surviving corporation to the merger is Verity Merger Corp. (the "Surviving Corporation").

FOURTH: The Certificate of Incorporation of Verity Merger Corp., a Delaware corporation, as between Verity Merger Corp. and Verity Delaware, Inc., a Delaware corporation, shall be the certificate of incorporation of the Surviving Corporation (the separate existence of Healthcare Solutions Management Group, Inc. will continue in effect and following the merger between Verity Merger Corp. and Verity Delaware, Inc., will emerge under 251(g) as the parent to the Surviving Corporation).

FIFTH: The Merger shall become effective upon filing with the Delaware Secretary of State and for purposes of FINRA only, upon acceptance by FINRA.

SIXTH: The executed Merger Agreement is on file at the office of the Surviving Corporation located at 387 Corona Street, Suite 555, Denver, CO 80218. A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either the Corporation or Merger Sub.

SEVENTH: A copy of the Agreement of Merger will be furnished by the Surviving Corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed by the duly authorized officers set forth below..

Verity Delaware, Inc.

Robert Stevens, Receiver and CEO

Verity Merger Corp.

Robert Stevens, Receiver andCEO

Healthcare Solutions Management Group, Inc.

Robert Stevens, Receiver and CEO